Exhibit 31.1

Certification of Principal Executive Officer of EPL Oil & Gas, Inc.

Pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act of 1934, as amended

I, Gary C. Hanna, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of EPL Oil & Gas, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Gary C. Hanna
Gary C. Hanna
Chief Executive Officer
(Principal Executive Officer)

Dated: October 25, 2013